SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 6, 2005

NATCO Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15603	22-2906892
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

2950 North Loop West, 7th Floor
Houston, Texas	77092
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (713) 683-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 -- Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Appointment of New Director. On April 6, 2005, the Board of Directors elected Thomas C. Knudson as a member of the Board of Directors. Mr. Knudson has been appointed as a Class I director, and will be nominated for election by the Company's stockholders at the 2005 annual meeting.

Mr. Knudson serves as President of Tom Knudson Interests LLC, providing consulting services in the areas of energy, sustainable development and leadership. From 1975 to his retirement in January 2004, Mr. Knudson served in various capacities with ConocoPhillips Inc., including Senior Vice President and member of the executive and management committees of Conoco and ConocoPhillips from 2000 to January 2004, Chairman and Chief Executive Officer of Conoco Exploration Production Europe Ltd. from 1997 to 2000 and Vice President, Conoco Natural Gas and Gas Products from 1994 to 1997. Mr. Knudson is a member of the Board of Directors of Offshore Logistics Inc., a provider of helicopter transportation services to the offshore oil and gas industry.

Mr. Knudson was not elected pursuant to any arrangement or understanding between him and any other person. There are no transactions between Mr. Knudson and us since the beginning of our last fiscal year or that are currently proposed in which the amount involved exceeds $60,000 and in which Mr. Knudson has an interest. Mr. Knudson will receive compensation for his service as a director comparable to that received by our other non-employee directors, including awards on April 6, 2005 of 2,500 restricted shares of our common stock, with the restrictions to lapse following one year of service as a director, and of options to acquire 2,500 shares of our common stock at an exercise price equal to the fair market value of the stock on the date of grant, which options will vest April 6, 2006, subject to continued service as a director on that date.

Section 9 -- Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press release dated April 6, 2005, announcing election of new director

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2005

NATCO Group Inc.

By: /s/ John U. Clarke

John U. Clarke

Chairman and Chief Executive Officer